Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John J. Quicke, certify to the best of my knowledge based upon a review of the Transition Report on Form 10-K of ADPT Corporation for the transition period from April 1, 2010 to December 31, 2010 (the “Form 10-K”), that the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of ADPT Corporation for the periods covered by the Form 10-K.

Date: March 3, 2011

By:	/s/ JOHN J. QUICKE
John J. Quicke Interim Chief Executive Officer

I, Mary L. Dotz, certify to the best of my knowledge based upon a review of the Form 10-K, that the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of ADPT Corporation for the periods covered by the Form 10-K.

Date: March 3, 2011

By:	/s/ MARY L. DOTZ
Mary L. Dotz Chief Financial Officer